Exhibit 2.01

Payments by Government in USD

Reporting entity Name: Caledonia Mining Corporation Plc

For the period: 1 January 2024 to 31 December 2024

Reporting currency: U.S. Dollar

The table below sets forth our payments made to governments for the fiscal year ended December 31, 2024, by government and type of payment:

Segment	Resource	Country	Agency	Taxes	Royalties	Dividends	Fees	Total payments	Notes
Blanket	Gold	Zimbabwe	Zimbabwe Revenue Authority	14,828,907	9,080,914	-	-	23,909,821

All amounts are stated in United States Dollar ("USD"):
* Taxes payments were made in USD (USD 5,244,584), Zimbabwean Dollar ("ZWD") (ZWD 17,895,488,320) and Zimbabwe Gold ("ZiG") (ZiG 156,431,442). Payments made in ZWD or ZiG were converted from ZWD to USD and ZiG to USD, respectively by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:15,787.76 (USD:ZWD) and 1:18.51 (USD:ZiG) for the year reported on.

** Royalties payments were made in USD (USD 5,448,548), ZWD (ZWD 10,932,009,417) and ZiG (ZiG 52,307,729) . Payments made in ZWD or ZiG were converted from ZWD to USD and ZiG to USD, respectively, by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:14,438.64 (USD:ZWD) and 1:18.19 (USD:ZiG) for the year reported on.

	Gold	Zimbabwe	Ministry of Mines	-	-	-	180,923	180,923

* Fees payments were made in Zimbabwean Dollar ("ZWD") (ZWD 406,455,074) and Zimbabwean Gold ("ZiG") (ZiG 3,961,540) . Payments made in ZWD or ZiG were converted from ZWD to USD and ZiG to USD, respectively, by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:12,955.16 (USD:ZWD) and 1: 26.49 (USD: ZiG) for the year reported on.

	Gold	Zimbabwe	National Indigenisation and Economic Empowerment Fund	-	-	184,000	-	184,000	All amounts are stated and paid in United States Dollar ("USD").
E&E Projects	Gold	Zimbabwe	Ministry of Mines	-	-	-	66,075	66,075

* Fees payments were made in Zimbabwean Gold ("ZiG") (ZiG884,153) . Payments made in ZiG were converted to USD by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates).

Bilboes (Oxide mine)	Gold	Zimbabwe	Zimbabwe Revenue Authority	167,877	182,470	-	-	350,347

All amounts are stated in United States Dollar ("USD"):
* Taxes payments were made in USD (USD 158,756), Zimbabwean Dollar ("ZWD") (ZWD 32,929,887) and Zimbabwe Gold ("ZiG") (ZiG 137,578). Payments made in ZWD or ZiG were converted from ZWD to USD and ZiG to USD, respectively, by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:15,723.61 (USD:ZWD) and 1:19.58 (USD:ZiG) for the year reported on.

**Royalties all amounts are stated and paid in United States Dollar ("USD").

	Gold	Zimbabwe	Ministry of Mines	-	-	-	173,915	173,915

* Fees payments were made in Zimbabwean Dollar ("ZWD") (ZWD 543,705,066) and Zimbabwean Gold ("ZiG") (ZiG 3,491,601) . Payments made in ZWD or ZiG were converted from ZWD to USD and ZiG to USD, respectively, by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:18,479.79 (USD:ZWD) and 1: 24.16 (USD: ZiG) for the year reported on.

Corporate	Gold	Zimbabwe	Zimbabwe Revenue Authority	160,000	-	-	-	160,000	All amounts are stated and paid in United States Dollar ("USD").
Total Zimbabwe				15,156,784	9,263,384	184,000	420,913	25,025,081
South-Africa	Gold	South- Africa	South African Revenue Authority	618,167				618,167

All amounts are stated in United States Dollar ("USD"):
* Taxes payments were made in South African Rand {"ZAR") (ZAR 11,426,289). Payments made in ZAR were converted from ZAR to USD by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Sout Africa (https://www.resbank.co.za/en/home/what-we-do/statistics/key-statistics/selected-historical-ratess). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1: 18.48 (USD:ZAR) for the year reported on.

Total South-Africa				618,167	-	-	-	618,167
Grand total				15,774,951	9,263,384	184,000	420,913	25,643,248

* Rounding of figures may result in computational differences

Payments by project in USD

Reporting entity Name: Caledonia Mining Corporation Plc

For the period: 1 January 2024 to 31 December 2024

Reporting currency: U.S. Dollar

The table below sets forth our payments to governments for the fiscal year ended December 31, 2024, by project and type of payment:

Segment	Resource	Country	Subnational Political Jurisdiction	Project	Method of Extraction	Taxes	Royalties	Dividends	Fees	Total payments	Notes
Blanket	Gold	Zimbabwe	Matabeleland South	Blanket Mine	Underground	14,828,907	9,080,914	184,000	180,923	24,274,744

All amounts are stated in United States Dollar ("USD"):
* Taxes payments were made in USD (USD 5,244,584), Zimbabwean Dollar ("ZWD") (ZWD 17,895,488,320) and Zimbabwe Gold ("ZiG") (ZiG 156,431,442). Payments made in ZWD or ZiG were converted from ZWD to USD and ZiG to USD, respectively by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:15,787.76 (USD:ZWD) and 1:18.51 (USD:ZiG) for the year reported on.

** Royalties payments were made in USD (USD 5,448,548), ZWD (ZWD 10,932,009,417) and ZiG (ZiG 52,307,729) . Payments made in ZWD or ZiG were converted from ZWD to USD and ZiG to USD, respectively, by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:14,438.64 (USD:ZWD) and 1:18.19 (USD:ZiG) for the year reported on.

*** Dividend payments were made in United States Dollar ("USD").

 Fees payments were made in Zimbabwean Dollar ("ZWD") (ZWD 406,455,074) and Zimbabwean Gold ("ZiG") (ZiG 3,961,540) . Payments made in ZWD or ZiG were converted from ZWD to USD and ZiG to USD, respectively, by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:12,955.16 (USD:ZWD) and 1: 26.49 (USD: ZiG) for the year reported on.

Corporate	Gold	Zimbabwe	Bulawayo	Caledonia Holdings Zimbabwe (Private) Limited	Underground	160,000	-	-	-	160,000	All amounts are stated and paid in United States Dollar ("USD").
Bilboes (Oxide mine)	Gold	Zimbabwe	Matabeleland North	Bilboes (Oxide mine)	Open pit	167,877	182,470	-	173,915	524,262

All amounts are stated in United States Dollar ("USD"):
* Taxes payments were made in USD (USD 158,756), Zimbabwean Dollar ("ZWD") (ZWD 32,929,887) and Zimbabwe Gold ("ZiG") (ZiG 137,578). Payments made in ZWD or ZiG were converted from ZWD to USD and ZiG to USD, respectively, by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:15,723.61 (USD:ZWD) and 1:19.58 (USD:ZiG) for the year reported on.

**Royalties all amounts are stated and paid in United States Dollar ("USD").

*** Fees payments were made in Zimbabwean Dollar ("ZWD") (ZWD 543,705,066) and Zimbabwean Gold ("ZiG") (ZiG 3,491,601) . Payments made in ZWD or ZiG were converted from ZWD to USD and ZiG to USD, respectively, by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:18,479.79 (USD:ZWD) and 1: 24.16 (USD: ZiG) for the year reported on.

E&E Projects	Gold	Zimbabwe	Matabeleland North	Motapa	Open pit				66,075	66,075

* Fees payments were made in Zimbabwean Gold ("ZiG") (ZiG884,153) . Payments made in ZiG were converted to USD by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates).

South-Africa	Gold	South-Africa	Gauteng	Caledonia Mining South Africa Proprietary Limited	Underground	618,167	-	-	-	618,167

All amounts are stated in United States Dollar ("USD"):
* Taxes payments were made in South African Rand {"ZAR") (ZAR 11,426,289). Payments made in ZAR were converted from ZAR to USD by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Sout Africa (https://www.resbank.co.za/en/home/what-we-do/statistics/key-statistics/selected-historical-ratess). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1: 18.48 (USD:ZAR) for the year reported on.

Total payments						15,774,951	9,263,384	184,000	420,913	25,643,248

* Rounding of figures may result in computational differences